For further information contact:
John W. Bordelon, Chairman of the Board, President and CEO
(337) 237-1960

Release Date:	October 20, 2025
For Immediate Release

HOME BANCORP, INC. ANNOUNCES 2025 THIRD QUARTER RESULTS
AND INCREASES QUARTERLY DIVIDEND BY 7%

Lafayette, Louisiana – Home Bancorp, Inc. (Nasdaq: “HBCP”) (the “Company”), the parent company for Home Bank, N.A. (the “Bank”) (www.home24bank.com), reported financial results for the third quarter of 2025. For the quarter, the Company reported net income of $12.4 million, or $1.59 per diluted common share (“diluted EPS”), up $1.0 million from $11.3 million, or $1.45 diluted EPS, for the second quarter of 2025.

“Our third quarter results reflect continued strength and stability of the Company,” said John W. Bordelon, President and Chief Executive Officer of the Company and the Bank. “While loan production was slower during the quarter, deposit growth improved reducing our loan to deposit ratio down to our target of 91%. Financial performance remained strong with ROA of 1.41% and a six-basis point NIM expansion to 4.10% for the quarter. Credit metrics reflect an increase in nonperforming and criticized loans during the quarter, but we do not anticipate any losses. We remain focused on proactively identifying and resolving problem loans as quickly as possible.”

Third Quarter 2025 Highlights

~~•~~Loans totaled $2.7 billion at September 30, 2025, down $58.6 million, or 2.1% (a decrease of 8% on an annualized basis), from June 30, 2025.

•Deposits totaled $3.0 billion at September 30, 2025, up $67.3 million, or 2.3% (an increase of 9% on an annualized basis), from June 30, 2025.

~~•~~Net interest income in the third quarter of 2025 totaled $34.1 million, up $755,000, or 2%, from the prior quarter.

•The net interest margin ("NIM") was 4.10% in the third quarter of 2025 compared to 4.04% in the second quarter of 2025.

•Nonperforming assets totaled $30.9 million, or 0.88% of total assets, at September 30, 2025 compared to $25.4 million, or 0.73% of total assets, at June 30, 2025. This increase in nonperforming assets is primarily due to five loan relationships which were moved to nonaccrual status, partially offset by paydowns in the third quarter of 2025.

•The Company recorded a $229,000 reversal to provision to the allowance for loan losses in the third quarter of 2025, compared to a $489,000 provision in the second quarter of 2025, primarily due to loan reduction which was partially offset by an increase in nonaccrual loans during the quarter.

Loans

Loans totaled $2.7 billion at September 30, 2025, down $58.6 million, or 2.1%, from June 30, 2025. The following table summarizes the changes in the Company’s loan portfolio, net of unearned income, from June 30, 2025 through September 30, 2025.

(dollars in thousands)	9/30/2025	6/30/2025	Increase (Decrease)
Real estate loans:
One- to four-family first mortgage	$490,600	$504,145	$(13,545)	(3)%
Home equity loans and lines	86,885	81,178	5,707	7
Commercial real estate	1,175,384	1,218,168	(42,784)	(4)
Construction and land	325,725	324,574	1,151	—
Multi-family residential	184,022	183,809	213	—
Total real estate loans	2,262,616	2,311,874	(49,258)	(2)
Other loans:
Commercial and industrial	413,590	421,997	(8,407)	(2)
Consumer	29,689	30,667	(978)	(3)
Total other loans	443,279	452,664	(9,385)	(2)
Total loans	$2,705,895	$2,764,538	$(58,643)	(2)%

The average loan yield was 6.53% for the third quarter of 2025, up 3 basis points from the second quarter of 2025. Yields on loans were impacted by higher rates on new loans and loans paying off at lower rates. We experienced a slow down in loan production and higher than usual pay downs resulting in loan reduction across most of our markets in the third quarter of 2025.

Credit Quality and Allowance for Credit Losses

Nonperforming assets (“NPAs”) totaled $30.9 million, or 0.88% of total assets, at September 30, 2025, up $5.5 million, or 22%, from $25.4 million, or 0.73% of total assets, at June 30, 2025. The increase in NPAs during the third quarter of 2025 was primarily due to five loan relationships totaling $9.4 million which were put on nonaccrual during the quarter, offset by payoffs and paydowns. During the third quarter of 2025, the Company recorded net loan charge-offs of $376,000, compared to net loan charge-offs of $335,000 during the second quarter of 2025.

The Company reversed the provision to the allowance for loan losses in the amount of $229,000 in the third quarter of 2025. At September 30, 2025, the allowance for loan losses totaled $32.8 million, or 1.21% of total loans, compared to $33.4 million, or 1.21% of total loans, at June 30, 2025. Provisions to the allowance for loan losses are based upon, among other factors, our estimation of current expected losses in our loan portfolio, which we evaluate on a quarterly basis. Changes in expected losses consider various factors including the changing economic activity, borrower specific information impacting changes in risk ratings, projected delinquencies and the impact of industry-wide loan modification efforts, among other factors.

The following tables present the Company’s loan portfolio by credit quality classification as of September 30, 2025 and June 30, 2025.

	September 30, 2025
(dollars in thousands)	Pass	Special Mention	Substandard	Total
One- to four-family first mortgage	$483,737	$—	$6,863	$490,600
Home equity loans and lines	85,877	—	1,008	86,885
Commercial real estate	1,140,742	3,067	31,575	1,175,384
Construction and land	314,986	892	9,847	325,725
Multi-family residential	182,731	—	1,291	184,022
Commercial and industrial	406,591	—	6,999	413,590
Consumer	29,629	—	60	29,689
Total	$2,644,293	$3,959	$57,643	$2,705,895

	June 30, 2025
(dollars in thousands)	Pass	Special Mention	Substandard	Total
One- to four-family first mortgage	$497,404	$—	$6,741	$504,145
Home equity loans and lines	80,145	—	1,033	81,178
Commercial real estate	1,185,738	1,063	31,367	1,218,168
Construction and land	317,593	749	6,232	324,574
Multi-family residential	182,572	—	1,237	183,809
Commercial and industrial	418,831	—	3,166	421,997
Consumer	30,632	—	35	30,667
Total	$2,712,915	$1,812	$49,811	$2,764,538

Investment Securities

The Company's investment securities portfolio totaled $384.4 million at September 30, 2025, a decrease of $10.1 million, or 3%, from June 30, 2025. At September 30, 2025, the Company had a net unrealized loss position on its investment securities of $26.5 million, compared to a net unrealized loss of $30.2 million at June 30, 2025. The Company’s investment securities portfolio had an effective duration of 3.5 years and 3.6 years at September 30, 2025 and June 30, 2025, respectively. During the third quarter of 2025, the Company made securities purchases of $4.3 million, compared to $4.5 million during the second quarter of 2025. The Company had no securities sales during the third and second quarters of 2025.

The following table summarizes the composition of the Company's investment securities portfolio at September 30, 2025.

(dollars in thousands)	Amortized Cost	Fair Value
Available for sale:
U.S. agency mortgage-backed	$277,168	$257,870
Collateralized mortgage obligations	63,606	62,465
Municipal bonds	53,130	47,810
U.S. government agency	11,448	10,951
Corporate bonds	4,490	4,244
Total available for sale	$409,842	$383,340
Held to maturity:
Municipal bonds	$1,065	$1,066
Total held to maturity	$1,065	$1,066

Approximately 36% of the investment securities portfolio was pledged as of September 30, 2025 to secure public deposits. The Company had $140.2 million and $141.7 million of securities pledged to secure public deposits at September 30, 2025 and June 30, 2025, respectively.

Deposits

Total deposits were $3.0 billion at September 30, 2025, up $67.3 million, or 2%, from June 30, 2025. Non-maturity deposits increased $52.6 million, or 3%, during the third quarter of 2025 to $2.1 billion. The following table summarizes the changes in the Company’s deposits from June 30, 2025 to September 30, 2025.

(dollars in thousands)	9/30/2025	6/30/2025	Increase (Decrease)
Demand deposits	$801,974	$796,844	$5,130	1%
Savings	200,135	204,191	(4,056)	(2)
Money market	499,404	463,332	36,072	8
NOW	641,204	625,793	15,411	2
Certificates of deposit	832,786	818,074	14,712	2
Total deposits	$2,975,503	$2,908,234	$67,269	2%

The average rate on interest-bearing deposits increased 5 basis point from 2.52% for the second quarter of 2025 to 2.57% for the third quarter of 2025. At September 30, 2025, certificates of deposit maturing within the next 12 months totaled $810.5 million.

We obtain most of our deposits from individuals, small businesses and public funds in our market areas. The following table presents our deposits per customer type for the periods indicated.

	September 30, 2025	June 30, 2025
Individuals	52%	52%
Small businesses	39	38
Public funds	6	7
Broker	3	3
Total	100%	100%

The total amounts of our uninsured deposits (deposits in excess of $250,000, as calculated in accordance with FDIC regulations) were $894.8 million at September 30, 2025 and $887.9 million at June 30, 2025. Public funds in excess of the FDIC insurance limits are fully collateralized.

Net Interest Income

The net interest margin ("NIM") increased 6 basis points from 4.04% for the second quarter of 2025 to 4.10% for the third quarter of 2025, primarily due to an increase in average yield on interest-earnings assets and a decline in the average balance and cost for interest-bearing liabilities.

The average cost of interest-bearing deposits increased by 5 basis point in the third quarter of 2025 compared to the second quarter of 2025. The increase in deposit costs was primarily due to a shift in higher cost certificates of deposit and money market accounts and a decrease in lower cost checking and savings accounts.

Average other interest-earning assets were $99.7 million for the third quarter of 2025, up $28.6 million, or 40%, from the second quarter of 2025, primarily due to an increase in the average balance of cash and cash equivalents.

Average FHLB advances were $39.4 million for the third quarter of 2025, a decrease of $74.6 million, or 65%, from the second quarter of 2025 due to paydowns of FHLB advances.

Loan accretion income from acquired loans totaled $347,000 for the third quarter of 2025, down $9,000, or 3%, from the second quarter of 2025.

Noninterest Income

Noninterest income for the third quarter of 2025 totaled $3.7 million, up $22,000, or 1%, from the second quarter of 2025. The increase was related primarily to increases in service fees and charges (up $63,000), gain on sale of loans (up $30,000) and other income (up $25,000), which were partially offset by a decrease in bank card fees (down $104,000) for the third quarter of 2025 compared to the second quarter of 2025.

Noninterest Expense

Noninterest expense for the third quarter of 2025 totaled $22.5 million, up $124,000, or 1%, from the second quarter of 2025. The increase was primarily related to the absence of a reversal to the allowance for credit losses on unfunded commitments ($970,000) in the second quarter of 2025 and an increase in compensation and benefits expense (up $209,000), which were partially offset by decreases in other expenses (down $956,000) primarily due to a write off of an acquired SBA accounts receivable for guarantees that occurred in the second quarter of 2025 and data processing and communications (down $72,000) during the third quarter of 2025.

Capital

At September 30, 2025, shareholders’ equity totaled $423.0 million, up $14.2 million, or 3%, compared to $408.8 million at June 30, 2025. The increase was primarily due to the Company’s earnings of $12.4 million and a decrease in the accumulated other comprehensive loss on available for sale investment securities during the third quarter of 2025, which was partially offset by shareholder dividends. Preliminary Tier 1 leverage capital and total risk-based capital ratios were 11.90% and 15.24%, respectively, at September 30, 2025, compared to 11.47% and 14.66%, respectively, at June 30, 2025.

Dividend and Share Repurchases

The Company announces that its Board of Directors declared a quarterly cash dividend on shares of its common stock of $0.31 per share (an increase of 7% from the previous quarterly cash dividend) payable on November 14, 2025, to shareholders of record as of November 3, 2025.

The Company repurchased 100 shares of its common stock during the third quarter of 2025 at an average price per share of $52.29. An additional 390,972 shares remain eligible for purchase under the 2025 Repurchase Plan. The book value per share and tangible book value per share of the Company’s common stock was $54.05 and $43.29, respectively, at September 30, 2025.
Conference Call

Executive management will host a conference call to discuss third quarter 2025 results on Tuesday, October 21, 2025 at 10:30 a.m. CDT. Analysts, investors and interested parties may attend the conference call by dialing toll free 1.646.357.8785 (US Local/International) or 1.800.836.8184 (US Toll Free). The investor presentation can be accessed on the day of the presentation on the Home Bancorp, Inc. website at https://home24bank.investorroom.com.

A replay of the conference call and a transcript of the call will be posted to the Investor Relations page of the Company's website, https://home24bank.investorroom.com.

Non-GAAP Reconciliation

This news release contains financial information determined by methods other than in accordance with generally accepted accounting principles (“GAAP”). The Company's management uses this non-GAAP financial information in its analysis of the Company's performance. In this news release, information is included which excludes intangible assets. Management believes the presentation of this non-GAAP financial information provides useful information that is helpful to a full understanding of the Company’s financial position and operating results. This non-GAAP financial information should not be viewed as a substitute for financial information determined in accordance with GAAP, nor is it necessarily comparable to non-GAAP financial information presented by other companies. A reconciliation on non-GAAP information included herein to GAAP is presented below.

	Quarter Ended
(dollars in thousands, except per share data)	9/30/2025	6/30/2025	3/31/2025	12/31/2024	9/30/2024
Reported net income	$12,357	$11,330	$10,964	$9,673	$9,437
Add: Core deposit intangible amortization, net tax	212	213	231	250	259
Non-GAAP tangible income	$12,569	$11,543	$11,195	$9,923	$9,696

Total assets	$3,494,074	$3,491,455	$3,485,453	$3,443,668	$3,441,990
Less: Intangible assets	84,214	84,482	84,751	85,044	85,361
Non-GAAP tangible assets	$3,409,860	$3,406,973	$3,400,702	$3,358,624	$3,356,629

Total shareholders’ equity	$423,044	$408,818	$402,831	$396,088	$393,453
Less: Intangible assets	84,214	84,482	84,751	85,044	85,361
Non-GAAP tangible shareholders’ equity	$338,830	$324,336	$318,080	$311,044	$308,092

Return on average equity	11.78%	11.24%	11.02%	9.71%	9.76%
Add: Average intangible assets	3.24	3.24	3.23	2.99	3.14
Non-GAAP return on average tangible common equity	15.02%	14.48%	14.25%	12.70%	12.90%

Common equity ratio	12.11%	11.71%	11.56%	11.50%	11.43%
Less: Intangible assets	2.17	2.19	2.21	2.24	2.25
Non-GAAP tangible common equity ratio	9.94%	9.52%	9.35%	9.26%	9.18%

Book value per share	$54.05	$52.36	$50.82	$48.95	$48.75
Less: Intangible assets	10.76	10.82	10.69	10.51	10.58
Non-GAAP tangible book value per share	$43.29	$41.54	$40.13	$38.44	$38.17

This news release contains certain forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.”

Forward-looking statements, by their nature, are subject to risks and uncertainties. A number of factors - many of which are beyond our control - could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Home Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2024 describes some of these factors, including risk elements in the loan portfolio, risks related to our deposit activities, the level of the allowance for credit losses, risks of our growth strategy, geographic concentration of our business, dependence on our management team, risks of market rates of interest and of regulation on our business and risks of competition. Forward-looking statements speak only as of the date they are made. We do not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made or to reflect the occurrence of unanticipated events.

HOME BANCORP, INC. AND SUBSIDIARY
CONDENSED STATEMENTS OF FINANCIAL CONDITION
(Unaudited)
(dollars in thousands)	9/30/2025	6/30/2025	3/31/2025	12/31/2024	9/30/2024
Assets
Cash and cash equivalents	$189,324	$112,595	$110,662	$98,548	$135,877
Investment securities available for sale, at fair value	383,340	393,462	400,553	402,792	420,723
Investment securities held to maturity	1,065	1,065	1,065	1,065	1,065
Mortgage loans held for sale	1,932	1,305	1,855	832	242
Loans, net of unearned income	2,705,895	2,764,538	2,747,277	2,718,185	2,668,286
Allowance for loan losses	(32,827)	(33,432)	(33,278)	(32,916)	(32,278)
Total loans, net of allowance for loan losses	2,673,068	2,731,106	2,713,999	2,685,269	2,636,008
Office properties and equipment, net	45,223	45,216	45,327	42,324	42,659
Cash surrender value of bank-owned life insurance	49,269	48,981	48,699	48,421	48,139
Goodwill and core deposit intangibles	84,214	84,482	84,751	85,044	85,361
Accrued interest receivable and other assets	66,639	73,243	78,542	79,373	71,916
Total Assets	$3,494,074	$3,491,455	$3,485,453	$3,443,668	$3,441,990

Liabilities
Deposits	$2,975,503	$2,908,234	$2,827,207	$2,780,696	$2,777,487
Other Borrowings	5,539	5,539	5,539	5,539	140,539
Subordinated debt, net of issuance cost	54,621	54,567	54,513	54,459	54,402
Federal Home Loan Bank advances	3,059	88,196	163,259	175,546	38,410
Accrued interest payable and other liabilities	32,308	26,101	32,104	31,340	37,699
Total Liabilities	3,071,030	3,082,637	3,082,622	3,047,580	3,048,537

Shareholders' Equity
Common stock	78	78	79	81	81
Additional paid-in capital	168,016	166,576	167,231	168,138	166,743
Common stock acquired by benefit plans	(1,071)	(1,160)	(1,250)	(1,339)	(1,428)
Retained earnings	275,912	265,817	261,856	259,190	251,692
Accumulated other comprehensive loss	(19,891)	(22,493)	(25,085)	(29,982)	(23,635)
Total Shareholders' Equity	423,044	408,818	402,831	396,088	393,453
Total Liabilities and Shareholders' Equity	$3,494,074	$3,491,455	$3,485,453	$3,443,668	$3,441,990

HOME BANCORP, INC. AND SUBSIDIARY
CONDENSED STATEMENTS OF INCOME
(Unaudited)
	Three Months Ended			Nine Months Ended
(dollars in thousands, except per share data)	9/30/2025	6/30/2025	9/30/2024	9/30/2025	9/30/2024
Interest Income
Loans, including fees	$45,607	$45,287	$43,711	$134,926	$126,277
Investment securities	2,504	2,596	2,677	7,764	8,205
Other investments and deposits	1,111	746	991	2,362	2,481
Total interest income	49,222	48,629	47,379	145,052	136,963
Interest Expense
Deposits	13,805	13,142	13,908	39,569	39,174
Other borrowings	54	53	1,673	160	4,815
Subordinated debt expense	845	844	844	2,534	2,533
Federal Home Loan Bank advances	412	1,239	572	3,583	1,765
Total interest expense	15,116	15,278	16,997	45,846	48,287
Net interest income	34,106	33,351	30,382	99,206	88,676
(Reversal) provision for loan losses	(229)	489	140	654	1,542
Net interest income after (reversal) provision for loan losses	34,335	32,862	30,242	98,552	87,134
Noninterest Income
Service fees and charges	1,408	1,345	1,291	4,062	3,784
Bank card fees	1,646	1,750	1,613	4,974	4,939
Gain on sale of loans, net	144	114	195	635	408
Income from bank-owned life insurance	288	282	281	848	818
(Loss) gain on sale of assets, net	—	(2)	(10)	7	(6)
Other income	252	227	322	937	1,053
Total noninterest income	3,738	3,716	3,692	11,463	10,996
Noninterest Expense
Compensation and benefits	13,531	13,322	13,058	39,505	38,016
Occupancy	2,544	2,513	2,732	7,618	7,789
Marketing and advertising	515	461	382	1,405	1,333
Data processing and communication	2,556	2,628	2,646	7,826	7,715
Professional fees	406	396	450	1,207	1,506
Forms, printing and supplies	175	203	188	578	580
Franchise and shares tax	475	483	488	1,434	1,463
Regulatory fees	459	502	493	1,477	1,471
Foreclosed assets, net	377	419	62	1,023	216
Amortization of acquisition intangible	268	269	328	830	1,011
Reversal for credit losses on unfunded commitments	—	(970)	—	(970)	(134)
Other expenses	1,225	2,181	1,431	4,584	3,968
Total noninterest expense	22,531	22,407	22,258	66,517	64,934
Income before income tax expense	15,542	14,171	11,676	43,498	33,196
Income tax expense	3,185	2,841	2,239	8,847	6,442
Net income	$12,357	$11,330	$9,437	$34,651	$26,754

Earnings per share - basic	$1.60	$1.47	$1.19	$4.45	$3.36

Earnings per share - diluted	$1.59	$1.45	$1.18	$4.41	$3.34

Cash dividends declared per common share	$0.29	$0.27	$0.25	$0.83	$0.75

HOME BANCORP, INC. AND SUBSIDIARY
SUMMARY FINANCIAL INFORMATION
(Unaudited)
	Three Months Ended			Nine Months Ended
(dollars in thousands, except per share data)	9/30/2025	6/30/2025	9/30/2024	9/30/2025	9/30/2024
EARNINGS DATA
Total interest income	$49,222	$48,629	$47,379	$145,052	$136,963
Total interest expense	15,116	15,278	16,997	45,846	48,287
Net interest income	34,106	33,351	30,382	99,206	88,676
(Reversal) provision for loan losses	(229)	489	140	654	1,542
Total noninterest income	3,738	3,716	3,692	11,463	10,996
Total noninterest expense	22,531	22,407	22,258	66,517	64,934
Income tax expense	3,185	2,841	2,239	8,847	6,442
Net income	$12,357	$11,330	$9,437	$34,651	$26,754

AVERAGE BALANCE SHEET DATA
Total assets	$3,467,070	$3,474,762	$3,405,083	$3,463,833	$3,368,857
Total interest-earning assets	3,255,291	3,261,733	3,202,364	3,252,602	3,167,518
Total loans	2,743,695	2,764,065	2,668,672	2,750,985	2,641,414
PPP loans	235	330	4,470	624	5,004
Total interest-bearing deposits	2,128,540	2,087,781	1,989,182	2,085,330	1,964,095
Total interest-bearing liabilities	2,228,117	2,261,916	2,240,838	2,256,278	2,212,453
Total deposits	2,918,938	2,863,683	2,730,568	2,852,176	2,709,555
Total shareholders' equity	416,239	404,367	384,518	408,083	376,170

PER SHARE DATA
Earnings per share - basic	$1.60	$1.47	$1.19	$4.45	$3.36
Earnings per share - diluted	1.59	1.45	1.18	4.41	3.34
Book value at period end	54.05	52.36	48.75	54.05	48.75
Tangible book value at period end	43.29	41.54	38.17	43.29	38.17
Shares outstanding at period end	7,827,481	7,808,421	8,070,539	7,827,481	8,070,539
Weighted average shares outstanding
Basic	7,712,707	7,707,423	7,921,582	7,789,001	7,959,309
Diluted	7,782,979	7,781,021	7,966,957	7,862,712	8,008,305

SELECTED RATIOS (1)
Return on average assets	1.41%	1.31%	1.10%	1.34%	1.06%
Return on average equity	11.78	11.24	9.76	11.35	9.50
Common equity ratio	12.11	11.71	11.43	12.11	11.43
Efficiency ratio (2)	59.54	60.45	65.32	60.10	65.15
Average equity to average assets	12.01	11.64	11.29	11.78	11.17
Tier 1 leverage capital ratio (3)	11.90	11.47	11.32	11.90	11.32
Total risk-based capital ratio (3)	15.24	14.66	14.74	15.24	14.74
Net interest margin (4)	4.10	4.04	3.71	4.02	3.67

SELECTED NON-GAAP RATIOS (1)
Tangible common equity ratio (5)	9.94%	9.52%	9.18%	9.94%	9.18%
Return on average tangible common equity (6)	15.02	14.48	12.90	14.59	12.68

(1)With the exception of end-of-period ratios, all ratios are based on average daily balances during the respective periods.
(2)The efficiency ratio represents noninterest expense as a percentage of total revenues. Total revenues is the sum of net interest income and noninterest income.
(3)Capital ratios are preliminary end-of-period ratios for the Bank only and are subject to change.
(4)Net interest margin represents net interest income as a percentage of average interest-earning assets. Taxable equivalent yields are calculated using a marginal tax rate of 21%.
(5)Tangible common equity ratio is common shareholders' equity less intangible assets divided by total assets less intangible assets. See "Non-GAAP Reconciliation" for additional information.
(6)Return on average tangible common equity is net income plus amortization of core deposit intangible, net of taxes, divided by average common shareholders' equity less average intangible assets. See "Non-GAAP Reconciliation" for additional information.

HOME BANCORP, INC. AND SUBSIDIARY
Consolidated Net Interest Margin
(Unaudited)
	Three Months Ended
	9/30/2025			6/30/2025			9/30/2024
(dollars in thousands)	Average Balance	Interest	Average Yield/ Rate	Average Balance	Interest	Average Yield/ Rate	Average Balance	Interest	Average Yield/ Rate
Interest-earning assets:
Loans receivable	$2,743,695	$45,607	6.53%	$2,764,065	$45,287	6.50%	$2,668,672	$43,711	6.43%
Investment securities (TE)(1)	411,889	2,504	2.45	426,601	2,596	2.45	454,024	2,677	2.38
Other interest-earning assets	99,707	1,111	4.42	71,067	746	4.21	79,668	991	4.95
Total interest-earning assets	$3,255,291	$49,222	5.95%	$3,261,733	$48,629	5.92%	$3,202,364	$47,379	5.82%
Interest-bearing liabilities:
Deposits:
Savings, checking, and money market	$1,301,888	$5,783	1.76%	$1,296,541	$5,531	1.71%	$1,266,465	$5,571	1.75%
Certificates of deposit	826,652	8,022	3.85	791,240	7,611	3.86	722,717	8,337	4.59
Total interest-bearing deposits	2,128,540	13,805	2.57	2,087,781	13,142	2.52	1,989,182	13,908	2.78
Other borrowings	5,539	54	3.80	5,572	53	3.84	140,539	1,673	4.74
Subordinated debt	54,593	845	6.19	54,540	844	6.20	54,374	844	6.21
FHLB advances	39,445	412	4.12	114,023	1,239	4.30	56,743	572	3.99
Total interest-bearing liabilities	$2,228,117	$15,116	2.69%	$2,261,916	$15,278	2.71%	$2,240,838	$16,997	3.02%
Noninterest-bearing deposits	$790,398			$775,902			$741,387
Net interest spread (TE)(1)			3.26%			3.21%			2.80%
Net interest margin (TE)(1)			4.10%			4.04%			3.71%
(1)Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%

HOME BANCORP, INC. AND SUBSIDIARY
Consolidated Net Interest Margin
(Unaudited)
	Nine Months Ended
	9/30/2025			9/30/2024
(dollars in thousands)	Average Balance	Interest	Average Yield/ Rate	Average Balance	Interest	Average Yield/ Rate
Interest-earning assets:
Loans receivable	$2,750,985	$134,926	6.49%	$2,641,414	$126,277	6.30%
Investment securities (TE)(1)	425,915	7,764	2.45	463,333	8,205	2.38
Other interest-earning assets	75,702	2,362	4.17	62,771	2,481	5.28
Total interest-earning assets	$3,252,602	$145,052	5.90%	$3,167,518	$136,963	5.71%
Interest-bearing liabilities:
Deposits:
Savings, checking, and money market	$1,301,660	$16,715	1.72%	$1,265,420	$15,479	1.63%
Certificates of deposit	783,670	22,854	3.90	698,675	23,695	4.53
Total interest-bearing deposits	2,085,330	39,569	2.54	1,964,095	39,174	2.66
Other borrowings	5,550	160	3.84	135,727	4,815	4.74
Subordinated debt	54,540	2,534	6.20	54,322	2,533	6.22
FHLB advances	110,858	3,583	4.27	58,309	1,765	4.01
Total interest-bearing liabilities	$2,256,278	$45,846	2.71%	$2,212,453	$48,287	2.91%
Noninterest-bearing deposits	$766,846			$745,460
Net interest spread (TE)(1)			3.19%			2.80%
Net interest margin (TE)(1)			4.02%			3.67%
(1)Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.

HOME BANCORP, INC. AND SUBSIDIARY
SUMMARY CREDIT QUALITY INFORMATION
(Unaudited)
	Three Months Ended
	9/30/2025	6/30/2025	3/31/2025	12/31/2024	9/30/2024
CREDIT QUALITY (1)
Nonaccrual loans:
One- to four-family first mortgage	$6,402	$6,272	$6,368	$7,039	$7,750
Home equity loans and lines	1,008	1,033	372	279	208
Commercial real estate	10,016	7,669	4,349	3,304	7,064
Construction and land	9,847	6,103	5,584	1,622	2,127
Multi-family residential	973	916	930	—	—
Commercial and industrial	1,161	1,312	1,206	1,311	777
Consumer	60	35	161	27	129
Total nonaccrual loans	$29,467	$23,340	$18,970	$13,582	$18,055
Accruing loans 90 days or more past due	55	12	77	16	34
Total nonperforming loans	29,522	23,352	19,047	13,598	18,089
Foreclosed assets and ORE	1,384	2,077	2,424	2,010	267
Total nonperforming assets	$30,906	$25,429	$21,471	$15,608	$18,356

Nonperforming assets to total assets	0.88%	0.73%	0.62%	0.45%	0.53%
Nonperforming loans to total assets	0.84	0.67	0.55	0.39	0.53
Nonperforming loans to total loans	1.09	0.84	0.69	0.50	0.68

ALLOWANCE FOR CREDIT LOSSES
Allowance for loan losses:
Beginning balance	$33,432	$33,278	$32,916	$32,278	$32,212
(Reversal) provision for loan losses	(229)	489	394	873	140
Charge-offs	(488)	(460)	(226)	(255)	(215)
Recoveries	112	125	194	20	141
Net charge-offs	(376)	(335)	(32)	(235)	(74)
Ending balance	$32,827	$33,432	$33,278	$32,916	$32,278

Reserve for unfunded lending commitments(2)
Beginning balance	$1,730	$2,700	$2,700	$2,460	$2,460
(Reversal) provision for losses on unfunded lending commitments	—	(970)	—	240	—
Ending balance	$1,730	$1,730	$2,700	$2,700	$2,460
Total allowance for credit losses	34,557	35,162	35,978	35,616	34,738

Total loans	$2,705,895	$2,764,538	$2,747,277	$2,718,185	$2,668,286
Total unfunded commitments	509,709	492,306	508,864	516,785	527,333

HOME BANCORP, INC. AND SUBSIDIARY
SUMMARY CREDIT QUALITY INFORMATION
(Unaudited)
	Three Months Ended
	9/30/2025	6/30/2025	3/31/2025	12/31/2024	9/30/2024

Allowance for loan losses to nonperforming assets	106.22%	131.47%	154.99%	210.89%	175.84%
Allowance for loan losses to nonperforming loans	111.20	143.17	174.72	242.07	178.44
Allowance for loan losses to total loans	1.21	1.21	1.21	1.21	1.21
Allowance for credit losses to total loans	1.28	1.27	1.31	1.31	1.30

Year-to-date loan charge-offs	$(1,174)	$(686)	$(226)	$(1,285)	$(1,030)
Year-to-date loan recoveries	431	319	194	249	229
Year-to-date net loan charge-offs	$(743)	$(367)	$(32)	$(1,036)	$(801)
Annualized YTD net loan charge-offs to average loans	(0.04)%	(0.03)%	—%	(0.04)%	(0.04)%
(1)It is our policy to cease accruing interest on loans 90 days or more past due, with certain limited exceptions. Nonperforming assets consist of nonperforming loans, foreclosed assets and surplus real estate (ORE). Foreclosed assets consist of assets acquired through foreclosure or acceptance of title in-lieu of foreclosure. ORE consists of closed or unused bank buildings.
(2)The allowance for unfunded lending commitments is recorded within accrued interest payable and other liabilities on the Consolidated Statements of Financial Condition.